Exhibit 1.1

AMENDMENT NO. 1 TO AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

May 26, 2021

DNB MARKETS, INC.
200 Park Avenue, 31st Floor
New York, New York 10166

Ladies and Gentlemen:

Safe Bulkers, Inc. (the “Company”) and DNB Markets, Inc. (the “Agent”) are parties to that certain At-the-Market Equity Offering Sales Agreement dated August 7, 2020 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby agree to the following amendments to the Original Agreement and to the following:

1. The aggregate offering price of the Placement Shares included in the first paragraph of the Original Agreement is hereby increased from $23,500,000 to $100,000,000 (the “Upsize”).

2. The representations and warranties in Section 1 of the Original Agreement are true and correct in all material respects as of the date hereof; provided that Schedule E-1 shall be updated as set forth in Annex A hereto.

3. In addition to the requirements under Section 5 of the Original Agreement, the Company agrees to pay the reasonable fees and disbursements of counsel to the Agent in an aggregate amount not to exceed $100,000 (which amount shall include all fees and disbursements of such counsel described in clauses (iii) and (iv) of Section 5) in connection with this Amendment No. 1 to At-the-Market Offering Sales Agreement.

4. There has not been a Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as amended or supplemented.

5. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

6. No shares of common stock shall be issued or sold until the conditions in Section 6(a); 6(c)(ii) and 6(d) of the Original Agreement are satisfied or waived with respect to the Upsize.

7. Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1.

8. Applicable Law; Consent to Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Amendment No. 1 to At-the-Market Offering Sales Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Amendment No. 1 to At-the-Market Offering Sales Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cadwalader, Wickersham & Taft LLP, New York, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11 of the Original Agreement, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Amendment No. 1 to At-the-Market Offering Sales Agreement.

The obligation of the Company pursuant to this Amendment No. 1 to At-the-Market Offering Sales Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agent hereunder, the Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Agent hereunder.

9. Waiver of Jury Trial. The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Amendment No. 1 to At-the-Market Offering Sales Agreement or any transactions contemplated hereby.

10. Counterparts. This amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

Very truly yours,

SAFE BULKERS, INC.

By:	/s/ Loukas Barmparis
Name:	Loukas Barmparis
Title:	President

DNB MARKETS, INC.

By:	/s/ TS Jadick Jr.
Name:	Theodore S. Jadick, Jr.
Title:	President

Annex A

SCHEDULE E-1

Subsidiary	Vessel Name	Type	Built
Maxeikosiepta Shipping Corporation (“Maxeikosiepta”)(1)(4)	Paraskevi	Panamax	January 2003
Marindou Shipping Corporation (“Marindou”)(1)(8)	Maria	Panamax	April 2003
Maxeikosiexi Shipping Corporation (“Maxeikosiexi”)(1)	Koulitsa	Panamax	April 2003
Avstes Shipping Corporation (“Avstes”)(1)(5)	Vassos	Panamax	February 2004
Kerasies Shipping Corporation (“Kerasies”)(1)	Katerina	Panamax	May 2004
Marathassa Shipping Corporation (“Marathassa”)(1)	Maritsa	Panamax	January 2005
Kyotofriendo One Shipping Corporation (“Kyotofriendo One”)(2)(6)	Paraskevi 2	Panamax	April 2011
Maxeikositessera Shipping Corporation (“Maxeikositessera”)(2)	Efrossini	Panamax	February 2012
Glovertwo Shipping Corporation (“Glovertwo”)(2)	Zoe(7)	Panamax	July 2013
Shikokutessera Shipping Inc. (“Shikokutessera”)(2)	Kypros Land(7)	Panamax	January 2014
Shikokupente Shipping Inc. (“Shikokupente”)(2)	Kypros Sea	Panamax	March 2014
Gloverfour Shipping Corporation (“Gloverfour”)(2)	Kypros Bravery	Panamax	January 2015
Shikokuokto Shipping Corporation (“Shikokuokto”)(2)	Kypros Sky(7)	Panamax	March 2015
Subsidiary	Vessel Name	Type	Built
Gloverfive Shipping Corporation (“Gloverfive”)(2)	Kypros Loyalty	Panamax	June 2015
Gloversix Shipping Corporation (“Gloversix”)(2)	Kypros Spirit(7)	Panamax	July 2016
Pemer Shipping Ltd. (“Pemer”)(1)	Pedhoulas Merchant	Kamsarmax	March 2006
Petra Shipping Ltd. (“Petra”)(1)	Pedhoulas Trader	Kamsarmax	May 2006
Pelea Shipping Ltd. (“Pelea”)(1)	Pedhoulas Leader	Kamsarmax	March 2007
Vassone Shipping Corporation (“Vassone”)(2)	Pedhoulas Commander	Kamsarmax	May 2008
Maxeikosi Shipping Corporation (“Maxeikosi”)(1)	Pedhoulas Builder	Kamsarmax	May 2012
Maxeikositria Shipping Corporation (“Maxeikositria”)(1)	Pedhoulas Fighter	Kamsarmax	August 2012
Maxeikosiena Shipping Corporation (“Maxeikosiena”)(1)	Pedhoulas Farmer(7)	Kamsarmax	September 2012
Youngone Shipping Corporation (“Youngone”)(2)	Pedhoulas Cherry	Kamsarmax	July 2015
Youngtwo Shipping Corporation (“Youngtwo”)(2)	Pedhoulas Rose(7)	Kamsarmax	January 2017
Pinewood Shipping Corporation (“Pinewood”)(2)	Pedhoulas Cedrus	Kamsarmax	June 2018
Marinouki Shipping Corporation (“Marinouki”)(1)	Marina	Post-Panamax	January 2006
Soffive Shipping Corporation (“Soffive”)(1)	Sophia	Post-Panamax	June 2007
Vasstwo Shipping Corporation (“Vasstwo”)(1)	Xenia	Post-Panamax	August 2006
Eniaprohi Shipping Corporation (“Eniaprohi”)(1)	Eleni	Post-Panamax	November 2008
Eniadefhi Shipping Corporation (“Eniadefhi”)(1)	Martine	Post-Panamax	February 2009
Maxdodeka Shipping Corporation (“Maxdodeka”)(1)	Andreas K	Post-Panamax	September 2009
Pentakomo Shipping Corporation (“Pentakomo”)(2)	Agios Spyridonas(7)	Post-Panamax	January 2010
Maxdekatria Shipping Corporation (“Maxdekatria”)(1)	Panayiota K(7)	Post-Panamax	April 2010
Maxdeka Shipping Corporation (“Maxdeka”)(2)	Venus Heritage(7)	Post-Panamax	December 2010
Shikoku Friendship Shipping Company (“Shikoku”)(2)	Venus History	Post-Panamax	September 2011

[Signature page to Amendment No. 1 to At-the-Market Equity Offering Sales Agreement]

Maxenteka Shipping Corporation (“Maxenteka”)(2)	Venus Horizon	Post-Panamax	February 2012
Shikokuepta Shipping Inc. (“Shikokuepta”)(2)	Troodos Sun	Post-Panamax	January 2016
Shikokuexi Shipping Inc. (“Shikokuexi”)(2)	Troodos Air	Post-Panamax	March 2016
Monagrouli Shipping Corporation (“Monagrouli”)(2)	Troodos Oak	Post-Panamax	April 2020
Maxpente Shipping Corporation (“Maxpente”)(1)	Kanaris	Capesize	March 2010
Eptaprohi Shipping Corporation (“Eptaprohi”)(1)	Pelopidas	Capesize	November 2011
Maxtessera Shipping Corporation (“Maxtessera”)(2)	Lake Despina	Capesize	January 2014
Shikokuennia Shipping Corporation (“Shikokuennia”)(2)	Mount Troodos	Capesize	November 2009
Agros Shipping Corporation ("Agros") (2)(3)	TBN - H 1381	Kamsarmax	April 2022
Lofou Shipping Corporation ("Lofou") (2)(3)	TBN -H 11013	Post-Panamax	April 2022
Gloverthree Shipping Corporation (“Gloverthree”)(2)	—	—	—
Staloudi Shipping Corporation (“Staloudi”)(1)	—	—	—
Gloverseven Shipping Corporation (“Gloverseven”)(2)	—	—	—
Kyotofriendo Two Shipping Corporation (“Kyotofriendo Two”)(2)	—	—	—
Maxeikosipente Shipping Corporation(1)	—	—	—
Shimafive Shipping Corporation(2)	—	—	—
Shimasix Shipping Corporation(2)	—	—	—

(1)           Incorporated under the laws of the Republic of Liberia.

(2)           Incorporated under the laws of the Republic of the Marshall Islands.

(3)           Estimated completion date for newbuild vessels as of December 31, 2020.

(4)           Vessel sold in April 2021.

(5)           Vessel sold in May 2021.

(6)           Vessel acquired as second-hand in March 2021.

(7)           Vessel owned by a third-party and chartered-in (Bareboat basis).

(8)           Vessel agreed to be sold in May with scheduled delivery to her new owners in the third quarter of 2021.